Exhibit 32.2

CERTIFICATION PURSUANT TO RULE 13a-14(a) OR RULE 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, Raymond A. Link, certify that:

1.	I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q/A of FEI Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 18, 2009

By:	/s/ Raymond A. Link
Raymond A. Link
Executive Vice President and
Chief Financial Officer